MUTUAL NON-DISCLOSURE AND CONFIDENTIALITY AGREEMENT

This Mutual Non-Disclosure and Confidentiality Agreement ("Agreement") is entered into as of the Effective Date by and between Union Supply Group, Inc. ("Union Supply"), a California corporation, and Monster Arts, Inc. ("Monster Arts"), a Nevada corporation. Union Supply and Monster Arts each are sometimes referred to in this Agreement as a "Party" and, collectively, as the "Parties."

Either Party may find it beneficial to disclose to the other Party certain non-public, proprietary or confidential information for the purpose of considering, evaluating, pursuing or entering into a mutually beneficial business relationship.

In consideration of such information being furnished and the mutual promises contained in this Agreement, the Parties agree as follows:

1. **Definitions.** The following terms as used in this Agreement shall have the following meanings:

1.1 "Confidential Information" means all information furnished at any time by Disclosing Party to Receiving Party that: (a) pertains to the Transaction or that, although not pertaining to the Transaction, is nevertheless disclosed as a result of the Parties' discussions in that regard and (b) should reasonably have been understood by the Receiving Party because of legends or other markings, the circumstances of disclosure, or the nature of the information itself, to be proprietary and/or confidential to the Disclosing Party. Confidential Information may be disclosed in written, electronic, oral, visual or other tangible or intangible forms, and includes without limitation all analyses, compilations, copies, samples, abstracts, data, studies, notes, interpretations, memoranda, specifications, spreadsheets or other documents prepared by Receiving Party containing, or based in whole or in part on, any such furnished information or items. Confidential Information furthermore includes, but is not limited to, information pertaining to or consisting of the Disclosing Party's marketing plans, strategic plans, business plans, financial plans or analyses, industry analyses, product development plans, release schedules, product specifications, delivery times and methods, pricing, discoveries, ideas, concepts, technology, know-how, techniques, trade secrets, inventions, services, designs, specifications, drawings, products, samples, drafts of proposals, flow charts, data, computer software, digital media application coding, disks, diskettes, tapes, customer names, prospective customer names, customer lists, vendor names, sourcing, and other technical, financial or business information.

1.2 "Disclosing Party" means any Party or its Representatives disclosing that Party's own Confidential Information.

1.3 "Effective Date" means the last date of execution of this Agreement by a Party as set forth in the signature block, below.

1.4 "Receiving Party" means any Party or its Representatives receiving Confidential Information either directly or indirectly from a Disclosing Party.

1.5 "Representatives" means the directors, officers, employees, affiliates, related entities, representatives, attorneys, accountants, agents or contractors of a Party.

1.6 "Transaction" means the mutually beneficial business relationship(s) contemplated by, pursued or conducted by and between the Parties.

2. Use and Disclosure of Confidential Information.

2.1 Except as otherwise provided herein, Receiving Party shall: (a) hold Confidential Information in strict confidence in accordance with the terms of this Agreement, using the same degree of care with which it protects its own confidential and proprietary information; (b) restrict disclosure of Confidential Information solely to its Representatives on a need-to-know basis and advise those persons of their obligations hereunder with respect to such Confidential Information; (c) use the Confidential Information only as needed for purposes of evaluating or engaging in a Transaction and for no other reason; and (d) except for purposes of evaluating or engaging in a Transaction, not copy or otherwise duplicate such Confidential Information, or knowingly allow a third party to copy or otherwise duplicate such Confidential Information, and ensure that all permitted copies bear the same notices or legends as to its proprietary nature, if any, as the originals.

2.2 Notwithstanding the foregoing, Receiving Party may disclose Confidential Information pursuant to a subpoena or compulsory order issued by a court or government agency, provided that Receiving Party gives such advance written notice to Disclosing Party of such obligation as is sufficient to allow Disclosing Party a reasonable opportunity to oppose the disclosure. If Disclosing Party chooses to oppose the disclosure, Receiving Party agrees to reasonably cooperate, at Disclosing Party's expense, in Disclosing Party's effort to obtain a protective order or other relief.

2.3 Neither Party shall have an obligation to preserve the confidential or proprietary nature of any Confidential Information which (a) was legally and rightfully in possession of or known to Receiving Party, without any obligation of confidentiality, prior to disclosure by Disclosing Party; (b) is or becomes publicly known or available without breach of this Agreement; (c) is legally and rightfully obtained by Receiving Party in good faith from a source, other than Disclosing Party, who, to the knowledge of Receiving Party, has no obligation to maintain the confidentiality of the Confidential Information; (d) is independently developed by or for Receiving Party without use of the Confidential Information; or (e) is approved for release by written authorization of Disclosing Party.

3. Term. This Agreement shall continue from the Effective Date for a period of two (2) years. The obligations under Sections 2 and 4 of this Agreement shall continue beyond the termination of this Agreement.

4. Rights and Remedies.

4.1 Upon written demand by Disclosing Party, Receiving Party shall return all Confidential Information to Disclosing Party or, at Disclosing Party's written instruction, shall destroy all Confidential Information, within seven (7) days of receipt of such demand or instruction. An officer of Receiving Party shall, upon written request of Disclosing Party, certify in writing to Disclosing Party that Receiving Party has complied with the obligations set forth in this sub-section.

4.2 Nothing in this Agreement shall be construed to limit either Party's right to independently develop, evaluate or enter into a business transaction or pursue business opportunities without use of Disclosing Party's Confidential Information. The Disclosing Party acknowledges that a Receiving Party may currently, or in the future, be developing information internally, or receiving information from other individuals or companies outside of this Agreement, that is similar to the Confidential Information. Accordingly, nothing in this Agreement shall be construed as a representation or agreement that a Receiving Party will not develop, or have developed for it, plans, concepts, systems or techniques that are similar to, or compete with, the plans, concepts, systems or techniques

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contemplated by or embodied in the Confidential Information, provided that a Receiving Party does not violate any of its obligations under this Agreement in connection with such development.

4.3 Each Party shall retain all right, title and interest to its own Confidential Information. No rights by license or otherwise to any trademark, service mark, patent or copyright, trade secret, or application for such types of intellectual property that are now or thereafter obtained by a Party is either granted or implied by the disclosure of any Confidential Information.

4.4 CONFIDENTIAL INFORMATION IS PROVIDED "AS IS" WITH ALL FAULTS. IN NO EVENT SHALL THE DISCLOSING PARTY BE LIABLE FOR THE ACCURACY OR COMPLETENESS OF ANY CONFIDENTIAL INFORMATION, NOR DOES EITHER PARTY WARRANT THE ACCURACY OR COMPLETENESS OF ANY CONFIDENTIAL INFORMATION. None of the Confidential Information disclosed by a Party to another Party constitutes any representation, warranty, assurance, or guarantee by Disclosing Party that such Confidential Information does not infringe on any trademarks, patents, copyrights, or other intellectual property rights of others, violate any right of privacy of others, or otherwise violate any other rights of others.

4.5 Entering into this Agreement or furnishing or receiving Confidential Information hereunder shall not constitute or imply (a) any promise or intention of a Party or its Representatives to make any purchase of products or services, or enter into any business relationship; (b) any commitment of a Party or its Representatives with respect to the present or future marketing of any product or service, or present or future business relationship; (c) that a Party or its Representatives will modify or change any of its product, services or business arrangements; or (d) that a Party will enter into any other or further contract, transaction, or business relationship with the other Party.

4.6 Each Party acknowledges and agrees that money damages would not be a sufficient remedy for any breach or threatened breach of this Agreement by it, and that the other Party shall be entitled to equitable relief, including injunctive relief and specific performance, in the event of any such breach or threatened breach, in addition to all other remedies available at law or in equity, without the necessity of posting bond or first proving that monetary damages would be inadequate.

5. Miscellaneous.

5.1 Neither Party shall assign, delegate or otherwise transfer this Agreement, or its rights and obligations hereunder, in whole or in part, without the prior written consent of the other Party. This Agreement shall inure to the benefit of and be binding upon each of the Parties and their respective successors and permitted assigns.

5.2 If any provision of this Agreement shall, for any reason, be adjudged by any court of competent jurisdiction to be invalid or unenforceable, such judgment shall not affect, impair or invalidate the remainder of this Agreement but shall be confined in its operation to the provision of this Agreement directly involved in the controversy in which such judgment shall have been rendered.

5.3 This Agreement contains the entire agreement between the Parties concerning the subject matter hereof, and supersedes any and all prior or contemporaneous, written or oral agreements, understandings or communications concerning the subject matter hereof. No modification or amendment of this Agreement shall be effective unless it is in writing and signed by the authorized representative(s) of each Party.

5.4 No failure or delay by a Party in exercising any right, power, or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise preclude any other or further exercise of any such right, power, or privilege.

5.5 The validity, construction, and enforcement of this Agreement shall be governed by the laws of the State of California, United States of America, without regard to its choice of law principles.

5.6 This Agreement may be signed and dated by the Parties in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one instrument. Each Party agrees that it shall accept a copy of a signature to the Agreement that it receives by facsimile or electronic mail from the other Party, and each such signature sent by facsimile or electronic mail shall be deemed equivalent to an original signature to the Agreement for all purposes.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date last written below.

"Union Supply"

UNION SUPPLY GROUP, INC.

By: [signature]

Name: Doyle Schaefers

Title: CTO

Date: 5/28/2014

"Monster Arts"

MONSTER ARTS, INC.

By: [signature]

Name: Wayne Irving II

Title: CEO

Date: 5/28/14

WI DS